UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2015

First Busey Corporation

(Exact name of registrant as specified in charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois 61820
(Address of principal executive offices) (Zip code)

(217) 365-4544
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2015, First Busey Corporation (the “Company”) entered into a credit agreement (the “Agreement”) with U.S. Bank National Association (“U.S. Bank”) pursuant to which U.S. Bank committed, subject to the terms and conditions set forth in the Agreement, to make a revolving loan facility available to the Company in the maximum principal amount of $20.0 million (the “Loan”), which matures on November 19, 2016 (the “Termination Date”).  Pursuant to the terms of the Agreement, under certain conditions and subject to the approval of U.S. Bank, all or a portion of the outstanding principal amount of the Loan may be converted by the Company to a term loan, which shall mature no later than two years after the Termination Date.  The proceeds of the Loan will be used for general corporate purposes and to possibly fund any strategic opportunities that may arise.

The Loan has an annual interest rate of 2.50% plus the one-month LIBOR rate.  The Loan also bears a non-usage fee calculated based on the average daily principal balance of the Loan outstanding during the prior fiscal quarter.

The Agreement contains customary representations, warranties, covenants and events of default, including without limitation, financial covenants requiring that the Company, or Busey Bank, as applicable, maintain: (1) a ratio of Loan Loss Reserves to Non-Performing Loans of not less than 100%; (2) a ratio of Non-Performing Assets to Tangible Primary Capital not to exceed 12%; (3) such capital as may be necessary to be classified as a “well capitalized” institution under regulatory guidelines; (4) a Total Risk-Based Capital Ratio equal to or greater than 12%; and (5) a Debt Service Coverage Ratio of not less than 1.50 to 1.  At any time after the occurrence of an event of default under the Agreement, U.S. Bank may, among other options, terminate its commitment to make loans to the Company and declare any amounts outstanding under the Agreement immediately due and payable.

The foregoing summary of the Agreement is only a brief description of the terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by the complete terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Credit Agreement, dated November 20, 2015, between First Busey Corporation and U.S. Bank National Association

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015	FIRST BUSEY CORPORATION

	By:	/s/ Robin N. Elliott
	Name:	Robin N. Elliott
	Title:	Chief Financial Officer